EXHIBIT 10.25
Schedule of Officer Compensation
     The following table sets forth the annual base salary levels of Stratos’ Named Executive Officers for 2005 and 2004:

Name	Position	2005	2004
Phillip A. Harris	President & Chief Executive Officer	$240,000	N/A
Barry Hollingsworth	Vice President, Finance & Chief Financial Officer	$125,000	N/A
Richard C.E. Durrant	Executive Vice President	$143,042	$137,500
Joe Norwood	Executive Vice President	$238,000	$238,000
Newell V. Starks	Chief Strategy Officer	$168,000	$168,000